                                     COMPUSA INC.
                       1999 CHANGE IN CONTROL TERMINATION PLAN

                                   R E C I T A L S:

       A. Employer considers the maintenance of a sound management team essential to protecting and enhancing its best interests and those of its stockholders.

       B. Employer recognizes that the possibility of a change in control of Employer may result in the departure or distraction of management to the detriment of Employer and its stockholders.

       C. Employer has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of selected members of Employer's management team to their assigned duties without the distraction arising from the possibility of a change in control of Employer.

       D. Employer has determined that the benefits of the Plan should only be made available to those members of management who have demonstrated a commitment to Employer by entering into a limited agreement not to compete with Employer.

       E. Employer desires to implement the CompUSA Inc. 1999 Change In Control Termination Plan effective October 1, 1999.

       NOW, THEREFORE, Employer hereby adopts the Plan upon the following terms and conditions:

                                      ARTICLE I
                                    PARTICIPATION

       1.1 COMMENCEMENT OF PARTICIPATION. Each employee employed by Employer in an Eligible Category who enters into a Participation Agreement shall become a Participant on the date of his or her execution and delivery to Employer of the Participation Agreement.

       1.2    DURATION OF PARTICIPATION.

       (a) GENERAL PROVISIONS. Each Participant shall continue to participate in the Plan until the earliest to occur of the following:

              (i) termination of the Participant's employment with all Employers other than in a Triggering Termination;

              (ii) transfer, other than during an Applicable Period, of the Participant's employment so that Participant ceases to be employed in an Eligible Category;

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              (iii)  the last Employer (other than the Company) by which the
       Participant is employed ceases to be a subsidiary or other affiliate of the Company other than during an Applicable Period;

              (iv) a Triggering Termination of the Participant's employment with all Employers, but only after payment of the entire amount of the Termination Payment to the Participant and all other payments that the Participant is, or may become, entitled to receive under the Plan;

              (v)    expiration of the term of the Plan as provided in
       Section 6.1;

              (vi) expiration of the Applicable Period with respect to a Change In Control;

              (vii)  death of the Participant; or

              (viii) any breach or threatened breach by the Participant of the Participant's Participation Agreement.

       1.3 ELIGIBLE CATEGORY. The term "Eligible Category" refers to employees employed by Employer in the capacity of Regional Manager, Senior Director or Director, as those terms are defined in accordance with Employer's personnel policies.

                                      ARTICLE II
                                  CHANGE IN CONTROL

       2.1 CHANGE IN CONTROL DEFINED. A Change In Control shall be deemed to have occurred for purposes hereof when any Person meets the requirements for becoming an Acquiring Person, whether or not a Distribution Date occurs or the Rights are redeemed by the Company, as those terms are defined in the Rights Agreement dated as of April 29, 1994 (the "Rights Agreement") between the Company and Bank One, Texas, N.A., as Rights Agent (American Stock Transfer & Trust Company became successor Rights Agent as of April 19, 1996); provided that a Change In Control shall not be deemed to have occurred for purposes hereof with respect to any Person meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Securities Exchange Act of 1934, as amended.


                                     ARTICLE III
                        CHANGE IN CONTROL TERMINATION PAYMENT

       3.1    TERMINATION PAYMENT.

       (a)    AMOUNT.

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              (i)    In the event a Participant's employment with Employer
       terminates in a Triggering Termination, Employer shall pay the Participant a lump sum payment in cash (the "Termination Payment") equal to 50% of the sum of the following items:

                     (1) Participant's annual base compensation determined by reference to his highest annual base compensation in effect at any time during the Participant's employment with Employer;

                     (2) the Target Bonus that would be payable to the Participant by Employer for the bonus period in which the Change In Control occurred; and

                     (3) the Participant's annualized car allowance determined by reference to his highest car allowance rate in effect at any time during the Participant's employment with Employer.

              (ii) The Termination Payment shall include the amounts described in Section 3.1(a)(i) plus the following amounts described in this Section 3.1(a)(ii):

                     (1) the amount of the Participant's compensation accrued but unpaid as of the date of the Triggering Termination;

                     (2) reimbursements due to the Participant for unpaid expenses incurred in the performance of his duties for Employer prior to the Triggering Termination;

                     (3) any other benefit accrued but unpaid as of the date of the Triggering Termination; and

                     (4) the estimated cost of obtaining accident, health, dental, disability and life insurance coverage for the six-month period following the expiration of the Participant's continuation (COBRA) rights; provided that such coverage is substantially similar to the most comprehensive coverage provided to the Participant by Employer at any time during the Applicable Period; and provided further that this Section 3.1(a)(ii)(4) shall be applied without regard to, and the amount payable under this
              Section 3.1(a)(ii)(4) is in addition to, any continuation (COBRA) rights or conversion rights under any plan provided by Employer, which rights are not affected by any provision of the Plan.

       (c) APPLICABLE PERIOD DEFINED. "Applicable Period" means the 15-month period that begins three months before the Change In Control and ends 12 months after the Change In Control.

       (d) TRIGGERING TERMINATION DEFINED. Each of the following events constitutes a "Triggering Termination" when a Participant's employment with all Employers is:

              (i) actually terminated by an Employer during an Applicable Period other than for Good Reason;

              (ii) Constructively Terminated by an Employer during an Applicable Period other than for Good Reason; or

              (iii) the last Employer (other than the Company) by which the Participant is employed ceases to be a subsidiary or other affiliate of the Company during an Applicable Period.

       (e) GOOD REASON DEFINED. "Good Reason" means the termination of a Participant's employment with Employer as a result of the Participant's commission of a felony or failure to obey written directions delivered to the Participant by the Company's Chairman of the Board, President, Chief Executive Officer or its Board of Directors or by any of the Company's Executive Vice Presidents, Senior Vice Presidents or Vice Presidents.

       (f) CONSTRUCTIVELY TERMINATED DEFINED. "Constructively Terminated" with respect to a Participant's employment with Employer will be deemed to have occurred if Employer:

              (i) demotes the Participant to a lesser position, either in title or responsibility, than the highest position held by the Participant with Employer at any time during the Participant's employment with Employer;

              (ii) decreases the Participant's compensation below the highest level in effect at any time during the Participant's employment with Employer or reduces the Participant's benefits and perquisites below the highest levels in effect at any time during the Participant's employment with Employer (other than as a result of any amendment or termination of any employee or group or other executive benefit plan, which amendment or termination is applicable to all executives of Employer); or

              (iii) requires the Participant to relocate to a principal place of business more than 25 miles from the principal place of business occupied by Employer on the first day of an Applicable Period.

       3.2 OUTPLACEMENT CONSULTING SERVICES. In addition to the Termination Payment, Employer shall pay each Participant who incurs a Triggering Termination a cash payment in the amount of $5,000 as an allowance for the cost of outplacement consulting services. Such amount shall be paid at such time and in accordance with Section 3.3 as if the payment under this Section 3.2 constituted part of the Termination Payment. The Participant shall not be obligated to apply the amount of the payment under this Section 3.2 to outplacement consulting services and shall not be obligated to account to Employer for the expenditure of such amounts.

       3.3 TIME FOR PAYMENT; INTEREST. Employer shall pay the Termination Payment to the Participant concurrent with the Triggering Termination or concurrent with the Change In Control if the Participant's employment terminated in a Triggering Termination during the portion of the Applicable Period prior to the Change In Control. Employer's obligation to pay any amounts under the Plan to a Participant, including without limitation the Termination Payment and any Gross Up Payment due under Article IV, shall bear interest at the maximum rate allowed by law until paid by Employer, and all accrued and unpaid interest shall bear interest at the same rate, all of which interest shall be compounded daily. All Employers shall be and remain jointly and severally liable for all payments due under the Plan until such payments are made in full.

                                      ARTICLE IV
                                   GROSS UP PAYMENT

       4.1 EXCESS PARACHUTE PAYMENT. If a Participant incurs the tax (the "Excise Tax") imposed by Section 4999 of the Code on "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code as the result of any payments or distributions by Employer to or for the benefit of Participant (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise) or as a result of the acceleration of vesting of Options, Restricted Stock or other rights (collectively, the "Payments"), or if Participant would incur the Excise Tax if the Change In Control satisfied the requirements of Section 280G(b)(2)(A)(i) of the Code, then without regard to whether the Change In Control in fact satisfies the requirements of Section 280G(b)(2)(A)(i) of the Code, Employer shall pay to the Participant an amount (the "Gross Up Payment") such that the net amount retained by the Participant, after deduction of (i) any Excise Tax owed, or that would be owed if the Change In Control satisfied the requirements of Section 280G(b)(2)(A)(i) of the Code, upon any Payments (other than payments provided by this Section 4.1) and (ii) any federal, state and local income and employment taxes (together with penalties and interest) and Excise Tax owed, or that would be owed if the Change In Control satisfied the requirements of Section 280G(b)(2)(A)(i) of the Code, upon the payments provided by this Section 4.1, shall be equal to the amount of the Payments (other than payments provided by this Section 4.1).

       4.2 APPLICABLE RATES. For purposes of determining the Gross Up Payment amount, the Participant shall be deemed:

       (a) to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individual taxpayers in the calendar year in which the Gross Up Payment is made (which rate shall be adjusted as necessary to take into account the effect of any reduction in deductions, exemptions or credits otherwise available to the Participant had the Gross Up Payment not been received);

       (b) to pay additional employment taxes as a result of the receipt of the Gross Up Payment in an amount equal to the highest marginal rate of employment taxes applicable to wages; provided that if any employment tax is applied only up to a specified maximum amount of wages, such limit shall be taken into account for purposes of such calculation; and

       (c) to pay state and local income taxes at the highest marginal rates of taxation in the state and locality of the Participant's residence on the date of the Triggering Termination, net of the maximum reduction in federal income taxes that could be obtained from deduction of such state and local taxes.

       4.3 DETERMINATION OF GROSS UP PAYMENT AMOUNT. The determination of the Gross Up Payment amount shall be made, at Employer's expense, by Ernst & Young LLP or another nationally recognized public accounting firm reasonably acceptable to the Participant (in either case, the "Accountants"). If the Excise Tax amount payable by the Participant, based upon a "Determination," is different from the Excise Tax amount computed by the Accountants for purposes of determining the Gross Up Payment amount, then appropriate adjustments to the Gross Up Payment amount shall be made in the manner provided in Section 4.4.
For purposes of determining the Gross Up Payment amount prior to a Determination of the Excise Tax amount, the following assumptions shall be utilized:

       (a) that portion of the Termination Payment that is attributable to the items described in Sections 3.1(a)(i)(1), (2) and (3), Section 3.1(a)(ii)(4), the payment made pursuant to Section 3.2, and the Gross Up Payment amount shall be treated as a Parachute Payment;

       (b)    no portion of any payment made pursuant to Sections 3.1(a)(ii)(1),
(2) or (3) or Section 8.3 shall be treated as a Parachute Payment;

       (c) the "ascertainable fair market value" (as set forth in Prop. Treas. Reg. Section 1.280G-1, Q&A 13) of the Options, the vesting of which was accelerated by the Change In Control as provided in the Incentive Plan and as further provided in Section 5.1, shall be equal to the product of (i) and (ii) as set forth below:

              (i)    the number of shares covered by such Options; and

              (ii)   the difference between:

                     (1) the fair market value per share as of the date of the Change In Control; and

                     (2) the exercise price per share of stock subject to such Options; and

       (d)    for purposes of applying the rules set forth in Prop. Treas. Reg.
Section 1.280G-1, Q&A 24(c), the amount reflecting the lapse of the obligation to continue performing services shall be equal to the minimum amount allowed for such payment as set forth in Prop. Treas. Reg. Section 1.280G-1, Q&A 24(c)(2) (or if Prop. Treas. Reg. Section 1.280G-1 has been superseded by temporary or final regulations, the minimum amount provided for in any temporary or final regulations that supersede Prop. Treas. Reg. Section 1.280G-1 and that are applicable to the Termination Payment, Gross Up Payment or both).

       4.4 TIME FOR PAYMENT. Employer shall pay the estimated Gross Up Payment amount in cash to the Participant concurrent with the payment of the Termination Payment. The Participant and Employer agree to reasonably cooperate in the determination of the actual Gross Up Payment amount. Further, the Participant and Employer agree to make such adjustments to the estimated Gross Up Payment amount as may be necessary to equal the actual Gross Up Payment amount based upon a Determination, which in the case of the Participant refers to refunds of prior overpayments and in the case of Employer refers to makeup of prior underpayments.

                                      ARTICLE V
                          STOCK OPTIONS AND RESTRICTED STOCK

       5.1 TREATMENT OF OPTIONS AND RESTRICTED STOCK. A Participant may hold options ("Options") issued under the Incentive Plan that become immediately exercisable upon a Change In Control. In addition, a Participant may hold restricted stock ("Restricted Stock") issued under the Incentive Plan pursuant to which applicable restrictions will lapse upon a Change In Control. Employer shall take no action to facilitate a transaction involving a Change In Control, including without limitation redemption of the Rights issued pursuant to the Rights Agreement, unless it has taken such action as may be necessary to ensure that each Participant has the opportunity to exercise all Options he may then hold, and obtain certificates containing no restrictive legends in respect of any Restricted Stock he may then hold, at a time and in a manner that shall give each Participant the opportunity to sell or exchange the securities of Employer acquired upon exercise of his Options and upon receipt of unrestricted certificates for shares of common stock of the Company in respect of his Restricted Stock, if any (collectively, the "Acquired Securities"), at the earliest time and in the most advantageous manner any holder of the same class of securities as the Acquired Securities is able to sell or exchange such securities in connection with such Change In Control. Employer acknowledges that its covenants in the preceding sentence (the "Covenants") are reasonable and necessary in order to protect the legitimate interests of Employer in maintaining the Participants as employees and that any violation of the Covenants by Employer would result in irreparable injuries to the Participants, and Employer therefore acknowledges that in the event of any violation of the Covenants by Employer or its directors, officers or employees, or any of their respective agents, each Participant shall be entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief in order to (i) obtain specific performance of the Covenants, (ii) obtain specific performance of the exercise of his Options, delivery of certificates containing no restrictive legends in respect of his Restricted Stock and the sale or exchange of the Acquired Securities in the advantageous manner contemplated above or (iii) prevent violation of the Covenants; provided that in the event a Participant fails to obtain such injunctive relief, nothing in this Plan shall be deemed to prejudice the Participant's rights to damages for violation of the Covenants.

                                      ARTICLE VI
                              AMENDMENT AND TERMINATION

       6.1 TERM. The Plan shall commence on the Effective Date and shall terminate on September 30, 2003, if a Change In Control has not occurred before such date. If, however, a Change In Control occurs before September 30, 2003, the Plan shall continue in effect with respect to each Participant throughout the Applicable Period with respect to such Change In Control.

       6.2 AMENDMENT PROCEDURES. The Plan may be modified, amended or terminated at any time by a written instrument executed by an officer of the Company; provided that execution of such instrument must be authorized by a written resolution of the Board of Directors of the Company or a written resolution of the Committee.

       6.3 NO AMENDMENTS DURING APPLICABLE PERIOD. Notwithstanding any provision of the Plan to the contrary, the Plan shall not be modified, amended or terminated in any respect during an Applicable Period if the effect of any such amendment would be to reduce any benefit payable to a Participant or that may become payable in the future to a Participant.

       6.4 ADOPTION BY OTHER EMPLOYERS. Any subsidiary or other affiliate of the Company may adopt the Plan for the benefit of its employees by appropriate action of its Board of Directors. No subsidiary or other affiliate that is an adopting employer of the Plan pursuant to this Section 6.4 shall have any power at any time to modify or amend the Plan in any respect.

                                     ARTICLE VII
                                    ADMINISTRATION

       7.1 AUTHORITY AND RESPONSIBILITY OF THE COMMITTEE. The Committee has the authority to control and manage the operation and administration of the Plan; provided that if the Committee for any reason fails or refuses to take any action required or permitted under the terms of the Plan, the Board of Directors of the Company may take such action in lieu of the Committee. The Committee shall be the "named fiduciary" of the Plan for purposes of ERISA.

       7.2 COMMITTEE ACTIONS. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act (a) at meetings called or held in person or by conference telephone call and (b) by unanimous written consent, and shall keep minutes of all meetings held and a record of all actions taken by unanimous written consent.

       7.3 COMMITTEE POWERS AND DUTIES. The Committee shall enforce the Plan in accordance with its terms and, except as provided in Section 7.7, shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including without limitation the following powers:

       (a) to issue rules and regulations necessary for the conduct and administration of the Plan and to change, alter or amend such rules and regulations;

       (b) to interpret and determine the meaning of the Plan and to determine and resolve any questions arising under, or in connection with, the administration of the Plan;

       (c) to determine and resolve all questions relating to the eligibility of employees to become Participants and the rights of Participants to any payments under the Plan;

       (d) to compute the amount of Termination Payments, Gross Up Payments and other payments under the Plan to Participants;

       (e) to keep records relating to Participants and other matters applicable to the Plan;

       (f) to appoint an agent for service of legal process with respect to the Plan;

       (g) to prescribe procedures to be followed and forms to be used in the administration of the Plan, including adoption of a claims and appeal procedure in compliance with ERISA;

       (h) to make available for inspection and to provide upon request at such charge as may be permitted and determined by the Committee, documents and instruments required by ERISA to be disclosed to Participants; and

       (i) to file, or cause to be filed, all reports required by law to be filed with governmental agencies.

       7.4    COMMITTEE DELEGATIONS AND ALLOCATIONS OF RESPONSIBILITY.

       (a) DELEGATION. The Committee shall have the authority to delegate, by instrument in writing filed in the Committee's minute book, all or any part of its responsibilities under the Plan to such person as it may deem advisable (and may authorize such person to delegate such responsibilities to such other person as the Committee shall authorize); and in the same manner, the Committee shall have the authority to revoke any such delegation of its responsibilities. Any action of the Committee delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes under the Plan as if such action had been taken by the Committee. The Committee shall not be liable for any acts or omissions of any such delegate. The delegate shall report periodically to the Committee concerning the discharge of the delegated responsibilities.

       (b) ALLOCATION. The Committee shall have the authority to allocate from time to time, by instrument in writing filed in the Committee's minute book, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes under the Plan as if such action had been taken by the Committee. The Committee shall not be liable for any acts or omissions of any such member. The member to whom responsibilities have been allocated shall report periodically to the Committee concerning the discharge of the allocated responsibilities.

       (c) LIMITATION ON LIABILITY. Fiduciary duties and responsibilities that have been delegated or allocated pursuant to the terms of the Plan are intended to limit the liability of the Committee, the Boards of Directors of all Employers, and all Employers in accordance with the provisions of ERISA.

       7.5 RECORDS. The regularly kept records of the Committee and Employer shall be conclusive evidence in the determination of any amounts to be paid to any Participant in accordance with the Plan.

       7.6 FIDUCIARY CAPACITY. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

       7.7 REVIEW OF COMMITTEE DETERMINATIONS. Prior to a Change In Control, the Committee shall exercise unlimited discretion in making and resolving all determinations required or permitted under the Plan, and it is the intention of the Company that all such determinations actually made and resolved by the Committee shall be reviewed, if reviewed at all, in accordance with the arbitrary and capricious standard of review, with maximum deference given to the determination of the Committee. Following a Change In Control, the Committee shall have no discretion in making or resolving any determinations required under the Plan, and it is the intention of the Company that any such determinations made and resolved by the Committee shall be given no deference in any legal or equitable action. It is the further intention of the Company that no Participant shall be required to exhaust any administrative remedies, whether under the Plan or otherwise, as a condition to any legal or equitable action to obtain benefits under the Plan following a Change In Control.

       7.8 CLAIMS; ARBITRATION. Any controversy or claim arising out of or relating to the Plan shall be settled exclusively by arbitration in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrators may be entered in, and enforced by, any court having jurisdiction of such claim or controversy.

                                    ARTICLE VIII
                                    MISCELLANEOUS

       8.1 NOTICES. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if sent by nationally recognized overnight courier service, prepaid, or if mailed by certified mail, return receipt requested, or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party in accordance with this Section 8.1:

       If to Employer, to:                  with a copy to:

       CompUSA Inc.                         Thompson & Knight L.L.P.
       14951 North Dallas Parkway           1700 Pacific Avenue, Suite 3300
       Dallas, Texas 75240                  Dallas, Texas 75201
       Attention:  General Counsel          Attention:  Fred W. Fulton
       Facsimile Number: (972) 982-4183     Facsimile Number: (214) 969-1751

       If to a Participant, to his last known address as reflected in Employer's personnel records or such other address as shall be furnished in writing in accordance with this Section 8.1. Any such notice shall be deemed to have been given as of the date so mailed or sent.

       8.2 WITHHOLDING; NO OFFSET. All payments required to be made by Employer under the Plan to a Participant shall be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law. No payment under the Plan shall be subject to offset or reduction attributable to any amount a Participant may owe Employer or any other person.

       8.3 LEGAL AND ACCOUNTING COSTS. Employer shall pay all attorneys' and accountants' fees and costs incurred by a Participant as a result of any breach by Employer of its obligations under the Plan, including without limitation all such costs incurred in contesting or disputing any determination made by Employer under the Plan or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment under the Plan. Reimbursements of such costs shall be made by Employer within 15 days after a Participant's presentation to Employer of any statements of such costs and thereafter shall bear interest at the maximum rate allowed by law until paid by Employer, and all accrued and unpaid interest shall bear interest at the same rate, all of which interest shall be compounded daily.

       8.4 SEVERABILITY. If any provision of the Plan is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and the Plan shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of the Plan a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

       8.5 WAIVERS. No delay or omission by either party in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

       8.6 CAPTIONS. The captions in the Plan are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

       8.7 REFERENCE TO PLAN. Use of the words "hereof," "hereunder" and the like in the Plan refer to the Plan only as a whole and not to any particular section or subsection of the Plan, unless otherwise noted.

       8.8 BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of Employer and the Participants and shall be enforceable by the personal representatives and heirs of each Participant and the successors and assigns of Employer. The obligations of Employer under the Plan may be assigned by the Company or any Employer to any Employer; provided that in the event of any such assignment, the Company shall remain liable for all of its obligations hereunder and shall be liable for all obligations of all such assignees hereunder. If a Participant dies while any amounts are payable to him hereunder, such amounts shall be paid to the Participant's estate. The amounts payable under the Plan are not otherwise assignable by Participants.

       8.9 GOVERNING LAW. Except to the extent provided by ERISA, the Plan and its performance shall be construed and governed in accordance with the laws of the State of Texas, without regard to its choice of law principles.

       8.10 GENDER AND NUMBER. The masculine gender shall be deemed to denote the feminine or neuter genders, the singular to denote the plural, and the plural to denote the singular, where the context so permits.

                                      ARTICLE IX
                                     DEFINITIONS

       9.1 DEFINITIONS. As used in the Plan, the following terms have the meanings set forth below:

       (a)    ACCOUNTANTS has the meaning ascribed to it in Section 4.3.

       (b)    ACQUIRED SECURITIES has the meaning ascribed to it in Section 5.1.

       (c)    APPLICABLE PERIOD has the meaning ascribed to it in Section
3.1(c).

       (d)    CHANGE IN CONTROL has the meaning ascribed to it in Section 2.1.

       (e)    CODE means the Internal Revenue Code of 1986, as amended.

       (f) COMMITTEE means the Compensation Committee of the Board of Directors of the Company.

       (g)    COMPANY means CompUSA Inc., a Delaware corporation.

       (h)    CONSTRUCTIVELY TERMINATED has the meaning ascribed to it in
Section 3.1(f).

       (i)    COVENANTS has the meaning ascribed to it in Section 5.1.

       (j) DETERMINATION has the meaning ascribed to it in Section 1313(a) of the Code.

       (k)    EFFECTIVE DATE means October 1, 1999.

       (l)    ELIGIBLE CATEGORY has the meaning ascribed to it in Section 1.3.

       (m) EMPLOYER refers collectively to the Company and any of its subsidiaries and other affiliates that adopt the Plan in accordance with Section
6.4. Each Participant shall be deemed to be employed by the Company and all compensation and benefits paid or provided to a Participant by any Employer at any time shall be deemed to have been paid or provided to the Participant by the Company regardless of whether a Participant's actual Employer is the Company or is a subsidiary or other affiliate of the Company.

       (n) ERISA means the Employee Retirement Income Security Act of 1974, as amended.

       (o)    EXCISE TAX has the meaning ascribed to it in Section 4.1.

       (p)    GOOD REASON has the meaning ascribed to it in Section 3.1(e).

       (q)    GROSS UP PAYMENT has the meaning ascribed to it in Section 4.1.

       (r) INCENTIVE PLAN means, collectively, the CompUSA Inc. Long-Term Incentive Plan and the CompUSA Inc. Nonstatutory Option Plan, in each case as amended from time to time.

       (s)    OPTIONS has the meaning ascribed to it in Section 5.1.

       (t)    PARTICIPANT means an individual who satisfies the requirements of
Article I to participate in the Plan.

       (u) PARTICIPATION AGREEMENT means a CompUSA Inc. Change In Control Termination Plan Participation and Noncompetition Agreement in such form as may be approved by the Committee from time to time.

       (v) PARACHUTE PAYMENTS has the meaning ascribed to it in Section 280G(b)(2) of the Code.

       (w)    PLAN means the CompUSA Inc. 1999 Change In Control Termination
Plan.


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

       (x)    RESTRICTED STOCK has the meaning ascribed to it in Section 5.1.

       (y)    RIGHTS AGREEMENT has the meaning ascribed to it in Section 2.1.

       (z) TARGET BONUS means, with respect to each Participant, the dollar amount that is equal to the established percentage of such Participant's base salary that would be paid to the Participant under the management incentive bonus plan of Employer assuming the measurement criteria contained in such plan with respect to the Participant were achieved for the bonus period in which the Change In Control occurred.

       (aa) TERMINATION PAYMENT has the meaning ascribed to it in Section 3.1(a)(i).

       (bb) TRIGGERING TERMINATION has the meaning ascribed to it in Section 3.1(d).




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